October 2023

Pricing Supplement filed pursuant to Rule 424(b)(2) dated October 20, 2023 / Registration Statement No. 333-269296

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

GS Finance Corp

$3,891,000 Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Principal at Risk Securities

The Dual Directional Trigger Performance Leveraged Upside SecuritiesSM (Trigger PLUS) do not bear interest and are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your Trigger PLUS on the stated maturity date (April 23, 2026) is based on the performance of the iShares® U.S. Home Construction ETF (ETF) as measured from the pricing date (October 20, 2023) to and including the valuation date (April 20, 2026).

The return on your Trigger PLUS is linked to the performance of the ETF, and not to that of the Dow Jones U.S. Select Home Construction Index on which the ETF is based.

If the final ETF price (the closing price of the ETF on the valuation date) is greater than the initial ETF price of $72.34, the return on your Trigger PLUS will be positive and equal to the product of the upside leverage factor of 150.00% multiplied by the ETF percent change (the percentage change in the final ETF price from the initial ETF price), subject to the maximum upside payment at maturity of $1,350.00 per Trigger PLUS. If the final ETF price is equal to or less than the initial ETF price but greater than or equal to the trigger price of $47.021, which is 65.00% of the initial ETF price, you will receive the principal amount of your Trigger PLUS plus a positive return reflecting the downside leverage factor of 150.00% multiplied by the absolute value of the ETF percentage change (e.g., if the ETF percentage change is -5.00%, your return will be +7.50%). However, if the final ETF price is less than the trigger price, you will lose a significant portion or all of your investment.

At maturity, for each $1,000 principal amount of your Trigger PLUS, you will receive an amount in cash equal to:

•
if the final ETF price is greater than the initial ETF price, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) 1.50 times (c) the ETF percent change, subject to the maximum upside payment at maturity;
•
if the final ETF price is equal to or less than the initial ETF price, but greater than or equal to the trigger price, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) 1.50 times (c) the absolute value of the ETF percent change; or
•
if the final ETF price is less than the trigger price, the product of (i) $1,000 times (ii) the quotient of (a) the final ETF price divided by (b) the initial ETF price. Under these circumstances, you will lose a significant portion or all of your investment.

The Trigger PLUS are for investors who seek the potential to earn 150.00% of any positive return of the underlying ETF, subject to the maximum upside payment at maturity, seek a positive return for moderate decreases in the underlying ETF, are willing to forgo interest payments and are willing to risk losing their entire investment if the final ETF price is less than the trigger price.

The estimated value of your Trigger PLUS at the time the terms of your Trigger PLUS are set on the pricing date is equal to approximately $937 per $1,000 principal amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your Trigger PLUS, if it makes a market in the Trigger PLUS, see the following page.

Your investment in the Trigger PLUS involves certain risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-13. You should read the disclosure herein to better understand the terms and risks of your investment.

Original issue date:	October 25, 2023	Original issue price:	100.00% of the principal amount
Underwriting discount:	3.00% ($116,730.00 in total)*	Net proceeds to the issuer:	97.00% ($3,774,270.00 in total)

*Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $30.00 for each Trigger PLUS it sells. It has informed us that it intends to internally allocate $5.00 of the selling concession for each Trigger PLUS as a structuring fee.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No. 11,883 dated October 20, 2023

The issue price, underwriting discount and net proceeds listed above relate to the Trigger PLUS we sell initially. We may decide to sell additional Trigger PLUS after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in Trigger PLUS will depend in part on the issue price you pay for such Trigger PLUS.

GS Finance Corp. may use this prospectus in the initial sale of the Trigger PLUS. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a Trigger PLUS after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Trigger PLUS

The estimated value of your Trigger PLUS at the time the terms of your Trigger PLUS are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $937 per $1,000 principal amount, which is less than the original issue price. The value of your Trigger PLUS at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell Trigger PLUS (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your Trigger PLUS at the time of pricing, plus an additional amount (initially equal to $63 per $1,000 principal amount).

The price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your Trigger PLUS (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your Trigger PLUS (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero from the time of pricing through January 16, 2025, as described below). On and after January 17, 2025, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your Trigger PLUS (if it makes a market) will equal approximately the then-current estimated value of your Trigger PLUS determined by reference to such pricing models.

With respect to the $63 initial additional amount:

•
$33 will decline to zero on a straight-line basis from the time of pricing through January 16, 2025; and
•
$30 will decline to zero on a straight-line basis from November 20, 2023 through December 3, 2023.

About Your Trigger PLUS

The Trigger PLUS are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

•
General terms supplement no. 8,999 dated February 13, 2023
•
Prospectus supplement dated February 13, 2023
•
Prospectus dated February 13, 2023

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your Trigger PLUS.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

October 2023

October 2023

Registration Statement No. 333-269296

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

GS Finance Corp

$3,891,000 Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Principal at Risk Securities

The Dual Directional Trigger Performance Leveraged Upside SecuritiesSM (Trigger PLUS) do not bear interest and are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your Trigger PLUS on the stated maturity date (April 23, 2026) is based on the performance of the iShares® U.S. Home Construction ETF (ETF) as measured from the pricing date (October 20, 2023) to and including the valuation date (April 20, 2026).

The return on your Trigger PLUS is linked to the performance of the ETF, and not to that of the Dow Jones U.S. Select Home Construction Index on which the ETF is based.

If the final ETF price (the closing price of the ETF on the valuation date) is greater than the initial ETF price of $72.34, the return on your Trigger PLUS will be positive and equal to the product of the upside leverage factor of 150.00% multiplied by the ETF percent change (the percentage change in the final ETF price from the initial ETF price), subject to the maximum upside payment at maturity of $1,350.00 per Trigger PLUS. If the final ETF price is equal to or less than the initial ETF price but greater than or equal to the trigger price of $47.021, which is 65.00% of the initial ETF price, you will receive the principal amount of your Trigger PLUS plus a positive return reflecting the downside leverage factor of 150.00% multiplied by the absolute value of the ETF percentage change (e.g., if the ETF percentage change is -5.00%, your return will be +7.50%). However, if the final ETF price is less than the trigger price, you will lose a significant portion or all of your investment.

At maturity, for each $1,000 principal amount of your Trigger PLUS, you will receive an amount in cash equal to:

•
if the final ETF price is greater than the initial ETF price, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) 1.50 times (c) the ETF percent change, subject to the maximum upside payment at maturity;
•
if the final ETF price is equal to or less than the initial ETF price, but greater than or equal to the trigger price, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) 1.50 times (c) the absolute value of the ETF percent change; or
•
if the final ETF price is less than the trigger price, the product of (i) $1,000 times (ii) the quotient of (a) the final ETF price divided by (b) the initial ETF price. Under these circumstances, you will lose a significant portion or all of your investment.

The Trigger PLUS are for investors who seek the potential to earn 150.00% of any positive return of the underlying ETF, subject to the maximum upside payment at maturity, seek a positive return for moderate decreases in the underlying ETF, are willing to forgo interest payments and are willing to risk losing their entire investment if the final ETF price is less than the trigger price.

FINAL TERMS
Issuer / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Aggregate principal amount:	$3,891,000
Underlying ETF:	iShares® U.S. Home Construction ETF (Bloomberg symbol, “ITB UF Equity”)
Index:	with respect to the underlying ETF, the Dow Jones U.S. Select Home Construction Index
Pricing date:	October 20, 2023
Original issue date:	October 25, 2023
Valuation date:	April 20, 2026, subject to postponement
Stated maturity date:	April 23, 2026, subject to postponement
Stated principal amount/Original issue price:	$1,000 per Trigger PLUS / 100% of the principal amount
Estimated value:	approximately $937 per Trigger PLUS
Payment at maturity:

If the final ETF price is greater than the initial ETF price,

$1,000 + the leveraged upside payment, subject to the maximum upside payment at maturity

If the final ETF price is equal to or less than the initial ETF price, but greater than or equal to the trigger price, $1,000 + the leveraged downside payment

If the final ETF price is less than the trigger price,

$1,000 × ETF performance factor

This amount will be less than the stated principal amount of $1,000, will represent a loss of more than 35.00% and could be zero.

Leveraged upside payment:	$1,000 × upside leverage factor × ETF percent change

October 2023

Upside leverage factor:	150.00%
Maximum upside payment at maturity:	$1,350.00 per Trigger PLUS (135.00% of the stated principal amount)
ETF percent change:	(final ETF price – initial ETF price) / initial ETF price
Leveraged downside payment:	$1,000 x downside leverage factor x absolute ETF return
Downside leverage factor:	150.00%
Absolute ETF return:	The absolute value of the ETF percent change. For example, a -5% ETF percent change will result in a +5% absolute ETF return.
Initial ETF price:	$72.34, which is the closing price of the underlying ETF on the pricing date
Final ETF price:	The closing price of the underlying ETF on the valuation date
Trigger price:	$47.021, which is 65.00% of the initial ETF price
ETF performance factor:	final ETF price / initial ETF price
CUSIP / ISIN:	40057WRU3 / US40057WRU35
Listing:	The Trigger PLUS will not be listed on any securities exchange
Underwriter:	Goldman Sachs & Co. LLC

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

We refer to the Trigger PLUS we are offering by this pricing supplement as the “offered Trigger PLUS” or the “Trigger PLUS”. Each of the offered Trigger PLUS has the terms described under “Final Terms” and “Additional Provisions” in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated February 13, 2023, references to the “accompanying prospectus supplement” mean the accompanying prospectus supplement, dated February 13, 2023, for Medium-Term Notes, Series F and references to the “accompanying general terms supplement no. 8,999” mean the accompanying general terms supplement no. 8,999, dated February 13, 2023, in each case of GS Finance Corp. and The Goldman Sachs Group, Inc. The Trigger PLUS will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

Investment Summary

Trigger Performance Leveraged Upside Securities

The Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026 (the “Trigger PLUS”) can be used:

•
As an alternative to direct exposure to the underlying ETF that enhances returns for a limited range of positive performance of the underlying ETF, subject to the maximum upside payment at maturity
•
To obtain a leveraged positive return for a limited range of negative performance of the underlying ETF
•
To potentially outperform the underlying ETF with respect to moderate increases or moderate decreases in the underlying ETF from the initial ETF price to the final ETF price

However, you will not receive dividends on the stocks comprising the underlying ETF (the “underlying ETF stocks”) or any interest payments on your Trigger PLUS.

If the final ETF price is less than the trigger price, the Trigger PLUS are exposed on a 1-to-1 basis to the negative performance of the underlying ETF from the initial ETF price to the final ETF price.

Maturity:	Approximately 30 months
Payment at maturity:
•
If the final ETF price is greater than the initial ETF price, $1,000 + the leveraged upside payment, subject to the maximum upside payment at maturity.
•
If the final ETF price is equal to or less than the initial ETF price, but greater than or equal to the trigger price, $1,000 + the leveraged downside payment.
•
If the final ETF price is less than the trigger price, $1,000 × the ETF performance factor. This amount will be less than the stated principal amount of $1,000, will represent a loss of more than 35.00% and could be zero.

Upside leverage factor:	150.00% (applicable only if the final ETF price is greater than the initial ETF price)
Trigger price:	$47.021, which is 65.00% of the initial ETF price
Downside leverage factor:	150.00% (applicable only if the final ETF price is equal to or less than the initial ETF price but greater than or equal to the trigger price)
Maximum upside payment at maturity:	$1,350.00 per Trigger PLUS (135.00% of the stated principal amount)
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS.
Interest:	None
Redemption:	None. The Trigger PLUS will not be subject to redemption right or price dependent redemption right.

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

Key Investment Rationale

The Trigger PLUS offer leveraged exposure to a limited range of positive performance of the iShares® U.S. Home Construction ETF and leveraged positive exposure to the absolute ETF return for a limited range of negative performance of the iShares® U.S. Home Construction ETF. In exchange for enhanced performance of 150.00% of the appreciation of the underlying ETF and enhanced performance of 150.00% of the absolute ETF return for a limited range of negative performance of the underlying ETF, investors forgo interest and any participation in positive performance above the maximum upside payment at maturity of $1,350.00 per Trigger PLUS. At maturity, if the underlying ETF has appreciated in value, investors will receive the stated principal amount of their investment plus the leveraged upside payment, subject to the maximum upside payment at maturity of $1,350.00 per Trigger PLUS. If the underlying ETF has not appreciated in value or has depreciated in value, but the final ETF price is greater than or equal to the trigger price of 65.00% of the initial ETF price, investors will receive the stated principal amount of their investment plus a leveraged positive return equal to the absolute value of the percentage decline multiplied by the downside leverage factor, which will effectively be limited to a positive 52.50% return. However, if the underlying ETF has depreciated in price and the final ETF price is less than the trigger price, investors will lose 1.00% for every 1.00% decline in the ETF price from the pricing date to the valuation date of the Trigger PLUS. Under these circumstances, the payment at maturity will be 35.00% less than the stated principal amount, will represent a loss of more than 35.00% and could be zero. Investors will not receive dividends on the underlying ETF stocks or any interest payments on the Trigger PLUS and investors may lose their entire initial investment in the Trigger PLUS. All payments on the Trigger PLUS are subject to the credit risk of GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor.

Leveraged Performance Up to a Cap

The Trigger PLUS offer investors an opportunity to capture enhanced returns relative to a direct investment in the underlying ETF within a limited range of positive performance. However, investors will not receive dividends on the underlying ETF or the underlying ETF stocks or any interest payments on the Trigger PLUS.

Upside Scenario if the Underlying ETF Appreciates

The underlying ETF increases in price. In this case, you receive a full return of principal as well as 150.00% of the increase in the price of the underlying ETF, subject to the maximum upside payment at maturity of $1,350.00 per Trigger PLUS (135.00% of the stated principal amount). For example, if the final ETF price is 5.00% greater than the initial ETF price, the Trigger PLUS will provide a total return of 7.50% at maturity.

Absolute Return Scenario

The final ETF price is less than or equal to the initial ETF price but is greater than or equal to the trigger price. In this case, you receive a 1.50% positive return on the Trigger PLUS for each 1.00% negative return of the underlying ETF. For example, if the final ETF price is 5.00% less than the initial ETF price, the Trigger PLUS will provide a total positive return of 7.50% at maturity. The maximum return you may receive in this scenario is a positive 52.50% return at maturity. In this case, you receive at least the stated principal amount of $1,000 at maturity even if the underlying ETF has depreciated.

Downside Scenario

The underlying ETF declines in price and the final ETF price is less than the trigger price. In this case, you receive significantly less than the stated principal amount by an amount proportionate to the decline in the price of the underlying ETF to the valuation date of the Trigger PLUS. For example, if the final ETF price is 40.00% less than the initial ETF price, the Trigger PLUS will provide at maturity a loss of 40.00% of principal. In this case, you receive $600.00 per Trigger PLUS, or 60.00% of the stated principal amount. There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

How the Trigger PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Trigger PLUS based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Upside leverage factor:	150.00%
Trigger price:	$47.021, which is 65.00% of the initial ETF price
Downside leverage factor	150.00%
Maximum upside payment at maturity:	$1,350.00 per Trigger PLUS (135.00% of the stated principal amount)
Minimum payment at maturity:	None
Trigger PLUS Payoff Diagram

Underlying ETF Performance
Security Performance
Hypothetical Payment at maturity as % of Stated Principal Amount
200%
150%
100%
50%
0%
152.5%
135%
Unlevered Trigger Zone
0%
65%
100%
123.333%
200%
Hypothetical Final ETF Price as % of Initial ETF Price

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

How it works

▪

Upside Scenario. If the final ETF price is greater than the initial ETF price, the investor would receive the $1,000 stated principal amount plus 150.00% of the appreciation of the underlying ETF from the pricing date to the valuation date of the Trigger PLUS, subject to the maximum upside payment at maturity. Under the terms of the Trigger PLUS, the investor will realize the maximum upside payment at maturity at a final ETF price of approximately 123.333% of the initial ETF price.

▪

If the underlying ETF appreciates 5.00%, the investor would receive a 7.50% return, or $1,075.00 per Trigger PLUS.

If the underlying ETF appreciates 50.00%, the investor would receive only the maximum upside payment at maturity of $1,350.00 per Trigger PLUS, or 135.00% of the stated principal amount.

▪

Absolute Return Scenario. If the final ETF price is less than the initial ETF price but is greater than or equal to the trigger price, the investor would receive a 1.50% positive return on the Trigger PLUS for each 1.00% negative return on the underlying ETF.

	▪	If the underlying ETF depreciates 5.00%, investors will receive a 7.50% return, or $1,075.00 per Trigger PLUS.
▪

Downside Scenario. If the final ETF price is less than the trigger price, the investor would receive an amount that is significantly less than the $1,000 stated principal amount, based on a 1.00% loss of principal for each 1.00% decline in the underlying ETF. Under these circumstances, the payment at maturity will be more than 35.00% less than the stated principal amount per Trigger PLUS. There is no minimum payment at maturity on the Trigger PLUS.

	▪	If the underlying ETF depreciates 40.00%, the investor would lose 40.00% of the investor’s principal and receive only $600.00 per Trigger PLUS at maturity, or 60.00% of the stated principal amount.

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

Additional Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that the various hypothetical closing prices of the underlying ETF on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The examples below are based on a range of final ETF prices that are entirely hypothetical; the closing price of the underlying ETF on any day throughout the life of the Trigger PLUS, including the final ETF price on the valuation date, cannot be predicted. The underlying ETF has been highly volatile in the past — meaning that the ETF closing price has changed considerably in relatively short periods — and its performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered Trigger PLUS assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your Trigger PLUS in a secondary market prior to the stated maturity date, your return will depend upon the market value of your Trigger PLUS at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying ETF and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Stated principal amount	$1,000
Upside leverage factor	150.00%
Trigger price	65.00% of the initial ETF price
Downside leverage factor	150.00%
Maximum upside payment at maturity	$1,350.00 per Trigger PLUS

Neither a market disruption event nor a non-ETF business day occurs on the originally scheduled valuation date

No change in or affecting the underlying ETF, any of the underlying ETF stocks or the policies of the underlying ETF investment advisor or the method by which the publisher of the underlying ETF’s index calculates the index

Trigger PLUS purchased on original issue date at the stated principal amount and held to the stated maturity date

For these reasons, the actual performance of the underlying ETF over the life of your Trigger PLUS, as well as the amount payable at maturity, if any, may bear little relation to the hypothetical examples shown below or to the historical closing prices of the underlying ETF shown elsewhere in this pricing supplement. For information about the historical prices of the underlying ETF during recent periods, see “The Underlying ETF — Historical Closing Prices of the Underlying ETF” below. Before investing in the offered Trigger PLUS, you should consult publicly available information to determine the prices of the underlying ETF between the date of this pricing supplement and the date of your purchase of the offered Trigger PLUS.

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your Trigger PLUS, tax liabilities could affect the after-tax rate of return on your Trigger PLUS to a comparatively greater extent than the after-tax return on the underlying ETF stocks.

The values in the left column of the table below represent hypothetical final ETF prices and are expressed as percentages of the initial ETF price. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final ETF price, and are expressed as percentages of the stated principal amount of a Trigger PLUS (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered Trigger PLUS on the stated maturity date would equal 100.000% of the stated principal amount of a Trigger PLUS, based on the corresponding hypothetical final ETF price and the assumptions noted above.

Hypothetical Final ETF price (as Percentage of Initial ETF price)	Hypothetical Payment at Maturity (as Percentage of Stated Principal Amount)
175.000%	135.000%
150.000%	135.000%
140.000%	135.000%
123.333%	135.000%
110.000%	115.000%
105.000%	107.500%
100.000%	100.000%
90.000%	115.000%
75.000%	137.500%
65.000%	152.500%
64.999%	64.999%
55.000%	55.000%
50.000%	50.000%
30.000%	30.000%
25.000%	25.000%
0.000%	0.000%

If, for example, the final ETF price were determined to be 25.000% of the initial ETF price, the payment at maturity that we would deliver on your Trigger PLUS at maturity would be 25.000% of the stated principal amount of your Trigger PLUS, as shown in the table above. As a result, if you purchased your Trigger PLUS on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your Trigger PLUS at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment). If the final ETF price were determined to be zero, you would lose your entire investment in the Trigger PLUS. If the final ETF price were determined to be 90.000% of the initial ETF price, the absolute ETF return would be 10.000% and the payment at maturity that we would deliver on your Trigger PLUS would be 115.000% of the stated principal amount of your Trigger PLUS, as shown in the table above. In addition, if the final ETF price were determined to be 175.000% of the initial ETF price, the payment at maturity that we would deliver on your Trigger PLUS at maturity would be limited to the maximum upside payment at maturity, or 135.000% of each $1,000 principal amount of your Trigger PLUS, as shown in the table above. As a result, if you held your Trigger PLUS to the stated maturity date, you would not benefit from any increase in the final ETF price over approximately 123.333% of the initial ETF price.

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the underlying ETF stocks that may not be achieved on the valuation date and on assumptions that may prove to be erroneous. The actual market value of your Trigger PLUS on the stated maturity date or at any other time, including any time you may wish to sell your Trigger PLUS, may bear little relation to the hypothetical payments at maturity shown above, and these amounts should not be viewed as an indication of the financial

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

return on an investment in the offered Trigger PLUS. The hypothetical payments at maturity on Trigger PLUS held to the stated maturity date in the examples above assume you purchased your Trigger PLUS at their stated principal amount and have not been adjusted to reflect the actual issue price you pay for your Trigger PLUS. The return on your investment (whether positive or negative) in your Trigger PLUS will be affected by the amount you pay for your Trigger PLUS. If you purchase your Trigger PLUS for a price other than the stated principal amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Risk Factors — The Market Value of Your Trigger PLUS May Be Influenced by Many Unpredictable Factors” below.

Payments on the Trigger PLUS are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the Trigger PLUS are economically equivalent to a combination of an interest-bearing bond bought by the holder (although the Trigger PLUS do not pay interest) and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the Trigger PLUS or the U.S. federal income tax treatment of the Trigger PLUS, as described elsewhere in this pricing supplement.

We cannot predict the actual final ETF price or what the market value of your Trigger PLUS will be on any particular ETF business day, nor can we predict the relationship between the closing price of the underlying ETF and the market value of your Trigger PLUS at any time prior to the stated maturity date. The actual amount that you will receive, if any, at maturity and the rate of return on the offered Trigger PLUS will depend on the actual final ETF price determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your Trigger PLUS, if any, on the stated maturity date may be very different from the information reflected in the examples above.

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

Risk Factors

An investment in your Trigger PLUS is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 8,999. You should carefully review these risks and considerations as well as the terms of the Trigger PLUS described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying general terms supplement no. 8,999. Your Trigger PLUS are a riskier investment than ordinary debt securities. Also, your Trigger PLUS are not equivalent to investing directly in the underlying ETF stocks, i.e., the stocks comprising the underlying ETF to which your Trigger PLUS are linked. You should carefully consider whether the offered Trigger PLUS are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

Your Trigger PLUS Do Not Bear Interest

You will not receive any interest payments on your Trigger PLUS. As a result, even if the payment at maturity payable for your Trigger PLUS on the stated maturity date exceeds the stated principal amount of your Trigger PLUS, the overall return you earn on your Trigger PLUS may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

You May Lose Your Entire Investment in the Trigger PLUS

You can lose your entire investment in the Trigger PLUS. The cash payment on your Trigger PLUS, if any, on the stated maturity date will be based on the performance of the iShares® U.S. Home Construction ETF as measured from the initial ETF price to the closing price of the underlying ETF on the valuation date. If the final ETF price is less than the trigger price, you will lose 1.00% of the stated principal amount of your Trigger PLUS for every 1.00% decline in the ETF price over the term of the Trigger PLUS, and you will lose a significant portion or all of your investment. Thus, you may lose your entire investment in the Trigger PLUS.

Also, the market price of your Trigger PLUS prior to the stated maturity date may be significantly lower than the purchase price you pay for your Trigger PLUS. Consequently, if you sell your Trigger PLUS before the stated maturity date, you may receive far less than the amount of your investment in the Trigger PLUS.

The Trigger PLUS Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the Trigger PLUS will be based on the performance of the underlying ETF, the payment of any amount due on the Trigger PLUS is subject to the credit risk of GS Finance Corp., as issuer of the Trigger PLUS, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the Trigger PLUS. The Trigger PLUS are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the Trigger PLUS, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the Trigger PLUS, to pay all amounts due on the Trigger PLUS, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-3 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

The Return on Your Trigger PLUS Will Be Limited

Your ability to participate in any positive change in the price of the underlying ETF over the life of your Trigger PLUS will be limited because of the maximum upside payment at maturity of $1,350.00 per

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

Trigger PLUS (135.00% of the stated principal amount). The maximum upside payment at maturity will limit the payment at maturity you may receive for each of your Trigger PLUS, no matter how much the price of the underlying ETF may rise over the life of your Trigger PLUS. Although the upside leverage factor provides 150.00% exposure to any increase in the final ETF price over the initial ETF price, because the payment at maturity will be limited to 135.00% of the stated principal amount per Trigger PLUS, any increase in the final ETF price over the initial ETF price by more than approximately 23.333% of the initial ETF price will not further increase the return on the Trigger PLUS. Accordingly, the amount payable for each of your Trigger PLUS may be significantly less than it would have been had you invested directly in the underlying ETF. In addition, if the final ETF price is less than the initial ETF price but greater than or equal to the trigger price, the payment at maturity for each Trigger PLUS will be equal to the stated principal amount plus the product of the stated principal amount times the absolute ETF return times the downside leverage factor. You will benefit from the absolute ETF return only if the final ETF price is less than the initial ETF price but greater than or equal to the trigger price. Therefore, if the ETF percent change is negative, the amount you may receive at maturity will not exceed $1,525.00 for each Trigger PLUS.

The Return on Your Trigger PLUS May Change Significantly Despite Only a Small Incremental Change in the Price of the Underlying ETF

If the final ETF price is less than the trigger price, you will lose all or a substantial portion of your investment in the Trigger PLUS. This means that while a 35.00% drop between the initial ETF price and the final ETF price will not result in a loss of principal on the Trigger PLUS, a decrease in the final ETF price to less than 65.00% of the initial ETF price will result in a loss of a significant portion of the stated principal amount of the Trigger PLUS despite only a small incremental change in the price of the underlying ETF.

The Return on Your Trigger PLUS Will Not Reflect Any Dividends Paid on the Underlying ETF or the Underlying ETF Stocks

The return on your Trigger PLUS will not reflect the return you would realize if you actually owned the underlying ETF and received the distributions paid on the shares of such underlying ETF. You will not receive any dividends that may be paid on any of the underlying ETF stocks by the ETF stock issuers or the shares of the underlying ETF. See “—Investing in the Trigger PLUS is Not Equivalent to Investing in the Underlying ETF; You Have No Shareholder Rights or Rights to Receive Any Shares of the Underlying ETF or Any Underlying ETF Stock” below for additional information.

The Estimated Value of Your Trigger PLUS At the Time the Terms of Your Trigger PLUS Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Trigger PLUS

The original issue price for your Trigger PLUS exceeds the estimated value of your Trigger PLUS as of the time the terms of your Trigger PLUS are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Trigger PLUS”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your Trigger PLUS (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your Trigger PLUS as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Trigger PLUS”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Trigger PLUS”. Thereafter, if GS&Co. buys or sells your Trigger PLUS it will do so at prices that reflect the estimated value determined by reference to such pricing

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

models at that time. The price at which GS&Co. will buy or sell your Trigger PLUS at any time also will reflect its then current bid and ask spread for similar sized trades of structured Trigger PLUS.

In estimating the value of your Trigger PLUS as of the time the terms of your Trigger PLUS are set on the pricing date, as disclosed above under “Estimated Value of Your Trigger PLUS”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the Trigger PLUS. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your Trigger PLUS in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your Trigger PLUS determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Trigger PLUS May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your Trigger PLUS as of the time the terms of your Trigger PLUS are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the Trigger PLUS, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your Trigger PLUS. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your Trigger PLUS.

In addition to the factors discussed above, the value and quoted price of your Trigger PLUS at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the Trigger PLUS, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your Trigger PLUS, including the price you may receive for your Trigger PLUS in any market making transaction. To the extent that GS&Co. makes a market in the Trigger PLUS, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured Trigger PLUS (and subject to the declining excess amount described above).

Furthermore, if you sell your Trigger PLUS, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your Trigger PLUS in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your Trigger PLUS at any price and, in this regard, GS&Co. is not obligated to make a market in the Trigger PLUS. See “— Your Trigger PLUS May Not Have an Active Trading Market” below.

The Amount Payable on Your Trigger PLUS Is Not Linked to the Price of the Underlying ETF at Any Time Other than the Valuation Date

The final ETF price will be based on the closing price of the underlying ETF on the valuation date (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the closing price of the underlying ETF dropped precipitously on the valuation date, the payment at maturity for your Trigger PLUS may be significantly less than it would have been had the payment at maturity been linked to the closing price of the underlying ETF prior to such drop in the price of the underlying ETF. Although the actual price of the underlying ETF on the stated maturity date or at other times during the life of your Trigger PLUS may be higher than the final ETF price, you will not benefit from the closing price of the underlying ETF at any time other than on the valuation date.

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

The Market Value of Your Trigger PLUS May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your Trigger PLUS, we mean the value that you could receive for your Trigger PLUS if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your Trigger PLUS, including:

•
the price of the underlying ETF;
•
the volatility – i.e., the frequency and magnitude of changes – in the closing price of the underlying ETF;
•
the dividend rates of the underlying ETF stocks;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlying ETF stocks, and which may affect the closing price of the underlying ETF;
•
interest rates and yield rates in the market;
•
the time remaining until your Trigger PLUS mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your Trigger PLUS may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in Trigger PLUS with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your Trigger PLUS before maturity, including the price you may receive for your Trigger PLUS in any market making transaction. If you sell your Trigger PLUS before maturity, you may receive less than the principal amount of your Trigger PLUS or the amount you may receive at maturity.

You cannot predict the future performance of the underlying ETF based on its historical performance. The actual performance of the underlying ETF over the life of the offered Trigger PLUS or the payment at maturity may bear little or no relation to the historical closing prices of the underlying ETF or to the hypothetical examples shown elsewhere in this pricing supplement.

Your Trigger PLUS May Not Have an Active Trading Market

Your Trigger PLUS will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your Trigger PLUS. Even if a secondary market for your Trigger PLUS develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your Trigger PLUS in any secondary market could be substantial.

If the Price of the Underlying ETF Changes, the Market Value of Your Trigger PLUS May Not Change in the Same Manner

The price of your Trigger PLUS may move quite differently than the performance of the underlying ETF. Changes in the price of the underlying ETF may not result in a comparable change in the market value of your Trigger PLUS. Even if the price of the underlying ETF increases above the initial ETF price during some portion of the life of the Trigger PLUS, the market value of your Trigger PLUS may not reflect this amount. We discuss some of the reasons for this disparity under “— The Market Value of Your Trigger PLUS May Be Influenced by Many Unpredictable Factors” above.

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

Investing in the Trigger PLUS is Not Equivalent to Investing in the Underlying ETF; You Have No Shareholder Rights or Rights to Receive Any Shares of the Underlying ETF or Any Underlying ETF Stock

Investing in your Trigger PLUS is not equivalent to investing in the underlying ETF and will not make you a holder of any shares of the underlying ETF or the underlying ETF stocks. Neither you nor any other holder or owner of your Trigger PLUS will have any rights with respect to the underlying ETF stocks, including any voting rights, any right to receive dividends or other distributions, any rights to make a claim against the underlying ETF or the underlying ETF stocks or any other rights of a holder of the underlying ETF or the underlying ETF stocks. Your Trigger PLUS will be paid in cash and you will have no right to receive delivery of any shares of the underlying ETF or the underlying ETF stocks.

We May Sell an Additional Aggregate Stated Principal Amount of the Trigger PLUS at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the Trigger PLUS subsequent to the date of this pricing supplement. The issue price of the Trigger PLUS in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your Trigger PLUS at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Trigger PLUS Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Trigger PLUS Will be Negatively Affected

The payment at maturity will not be adjusted based on the issue price you pay for the Trigger PLUS. If you purchase Trigger PLUS at a price that differs from the stated principal amount of the Trigger PLUS, then the return on your investment in such Trigger PLUS held to the stated maturity date will differ from, and may be substantially less than, the return on Trigger PLUS purchased at stated principal amount. If you purchase your Trigger PLUS at a premium to stated principal amount and hold them to the stated maturity date the return on your investment in the Trigger PLUS will be lower than it would have been had you purchased the Trigger PLUS at stated principal amount or a discount to stated principal amount.

Risks Related to Conflicts of Interest

Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Trigger PLUS and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Trigger PLUS

Goldman Sachs has hedged or expects to hedge our obligations under the Trigger PLUS by purchasing listed or over-the-counter options, futures and/or other instruments linked to the underlying ETF or the underlying ETF stocks. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying ETF or the underlying ETF stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the valuation date for your Trigger PLUS. Alternatively, Goldman Sachs may hedge all or part of our obligations under the Trigger PLUS with unaffiliated distributors of the Trigger PLUS which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other ETF-linked securities whose returns are linked to changes in the price of the underlying ETF or the underlying ETF stocks, as applicable.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the Trigger PLUS or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the Trigger PLUS; hedging the exposure of Goldman Sachs to the

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

Trigger PLUS including any interest in the Trigger PLUS that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the Trigger PLUS.

Any of these hedging or other activities may adversely affect the price of the underlying ETF — directly or indirectly by affecting the price of the underlying ETF stocks — and therefore the market value of your Trigger PLUS and the amount we will pay on your Trigger PLUS, if any, at maturity. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the Trigger PLUS. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the Trigger PLUS, and may receive substantial returns on hedging or other activities while the value of your Trigger PLUS declines. In addition, if the distributor from which you purchase Trigger PLUS is to conduct hedging activities in connection with the Trigger PLUS, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the Trigger PLUS to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the Trigger PLUS to you in addition to the compensation they would receive for the sale of the Trigger PLUS.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Trigger PLUS

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your Trigger PLUS, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the Trigger PLUS.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your Trigger PLUS, or similar or linked to the underlying ETF or underlying ETF stocks. Investors in the Trigger PLUS should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the Trigger PLUS for liquidity, research coverage or otherwise.

Other Investors May Not Have the Same Interests as You

Other investors in the Trigger PLUS are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your Trigger PLUS, the underlying stocks or other similar securities, which may adversely impact the market for or value of your Trigger PLUS.

Additional Risks Related to the Underlying ETF

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

The Policies of the Underlying ETF’s Investment Advisor and the Publisher of the Underlying ETF’s Index Could Affect the Payment at Maturity on Your Trigger PLUS and Their Market Value

The underlying ETF’s investment advisor may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of the underlying ETF investment advisor concerning the calculation of the net asset value of the underlying ETF, additions, deletions or substitutions of securities in the underlying ETF and the manner in which changes affecting the index are reflected in the underlying ETF that could affect the market price of the shares of the underlying ETF and, therefore, the payment at maturity, if any, on your Trigger PLUS on the stated maturity date. The payment at maturity and the market value of your Trigger PLUS could also be affected if the underlying ETF investment advisor changes these policies, for example, by changing the manner in which it calculates the net asset value of the underlying ETF, or if the underlying ETF investment advisor discontinues or suspends calculation or publication of the net asset value of the underlying ETF, in which case it may become difficult or inappropriate to determine the market value of your Trigger PLUS.

If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the closing price of the underlying ETF on the valuation date — and thus the payment at maturity — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the closing price of the underlying ETF on the valuation date and the payment at maturity more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlier That is an Index or an Exchange-Traded Fund” and “—Role of Calculation Agent” on page S-28 of the accompanying general terms supplement no. 8,999.

In addition, the publisher of the underlying ETF’s index owns the index and is responsible for the design and maintenance of the index. The policies of the publisher of the underlying ETF’s index concerning the calculation of the index, including decisions regarding the addition, deletion or substitution of the equity securities included in the index, could affect the level of the index and, consequently, could affect the market price of shares of the underlying ETF and, therefore, the amount payable on your Trigger PLUS and their market value.

There is No Assurance That an Active Trading Market Will Continue for the Underlying ETF or That There Will Be Liquidity in Any Such Trading Market; Further, the Underlying ETF is Subject to Management Risks, Securities Lending Risks and Custody Risks

Although the shares of the underlying ETF and a number of similar products have been listed for trading on securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the underlying ETF or that there will be liquidity in the trading market.

In addition, the underlying ETF is subject to management risk, which is the risk that the underlying ETF investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. The underlying ETF is also not actively managed and may be affected by a general decline in market segments relating to its index. The underlying ETF investment advisor invests in securities included in, or representative of, its index regardless of their investment merits. The underlying ETF investment advisor does not attempt to take defensive positions in declining markets. In addition, the underlying ETF’s investment advisor may be permitted to engage in securities lending with respect to a portion of the underlying ETF's total assets, which could subject the underlying ETF to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the underlying ETF is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories.

Further, the underlying ETF is subject to listing standards adopted by the securities exchange on which the underlying ETF is listed for trading. There can be no assurance that the underlying ETF will continue to meet the applicable listing requirements, or that the underlying ETF will not be delisted.

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

The Underlying ETF and Its Index Are Different and the Performance of the Underlying ETF May Not Correlate With the Performance of Its Index

The underlying ETF may not hold all or substantially all of the equity securities included in the index and may hold securities or assets not included in the index. Therefore, while the performance of the underlying ETF is generally linked to the performance of the index, the performance of the underlying ETF is also linked in part to shares of equity securities not included in the index and to the performance of other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with the underlying ETF investment advisor.

Imperfect correlation between the underlying ETF’s portfolio securities and those in the index, rounding of prices, changes to the index and regulatory requirements may cause tracking error, which is the divergence of the underlying ETF’s performance from that of the index.

In addition, the performance of the underlying ETF will reflect additional transaction costs and fees that are not included in the calculation of the index and this may increase the tracking error of the underlying ETF. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between the underlying ETF and the index. Finally, because the shares of the underlying ETF are traded on an exchange and are subject to market supply and investor demand, the market value of one share of the underlying ETF may differ from the net asset value per share of the underlying ETF.

For all of the foregoing reasons, the performance of the underlying ETF may not correlate with the performance of the index. Consequently, the return on the Trigger PLUS will not be the same as investing directly in the underlying ETF or in the index or in the underlying ETF stocks or in the index stocks, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of the index.

The Underlying ETF is Concentrated in the Home Construction Sector and Does Not Provide Diversified Exposure

The underlying ETF is not diversified. The underlying ETF’s assets are concentrated in the home construction sector, which means that the underlying ETF is more likely to be more adversely affected by any negative performance of the home construction sector than an ETF that has more diversified holdings across a number of industries. The home construction sector may be significantly affected by changes in government spending, zoning laws, general economic conditions, interest rates, commodity prices, consumer confidence and spending, taxation, demographic patterns, real estate values, overbuilding, housing starts, and new and existing home sales. Rising interest rates, reductions in mortgage availability to consumers, increasing foreclosure rates or increases in the costs of owning a home could reduce the market for new homes and adversely affect the profitability of home construction companies. Certain segments of the home construction sector can be significantly affected by environmental cleanup costs and catastrophic events such as earthquakes, hurricanes, tornadoes and terrorist acts. Home construction companies may lack diversification, due to ownership of a limited number of properties and concentration in a particular geographic region or property type.

Risks Related to Tax

The Tax Consequences of an Investment in Your Trigger PLUS Are Uncertain

The tax consequences of an investment in your Trigger PLUS are uncertain, both as to the timing and character of any inclusion in income in respect of your Trigger PLUS.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your Trigger PLUS, and any such guidance could adversely affect the tax treatment and the value of your Trigger PLUS. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S.

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your Trigger PLUS after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Trigger PLUS. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences– United States Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating your Trigger PLUS for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your Trigger PLUS in your particular circumstances.

Your Trigger PLUS May Be Subject to the Constructive Ownership Rules

There exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to your Trigger PLUS. If your Trigger PLUS were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange, or maturity of your Trigger PLUS would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the Trigger PLUS.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Trigger PLUS, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Trigger PLUS to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your Trigger PLUS.

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

The Underlying ETF

The shares of the iShares® U.S. Home Construction ETF (the “underlying ETF”) are issued by iShares® Trust (the “trust”), a registered investment company.

●
The underlying ETF is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones U.S. Select Home Construction Index (the “index”). The index measures the performance of the home construction sector of the U.S. equity market.
●
The return on your Trigger PLUS is linked to the performance of the underlying ETF, and not to that of the index on which the underlying ETF is based. The underlying ETF follows a strategy of “representative sampling,” which means the underlying ETF’s holdings are not the same as those of its index. The performance of the underlying ETF may significantly diverge from that of its index.
●
The underlying ETF’s investment advisor is BlackRock Fund Advisors.
●
The underlying ETF’s shares trade on the Cboe BZX Exchange, Inc. under the ticker symbol “ITB”.
●
The underlying ETF’s SEC CIK Number is 0001100663.
●
The underlying ETF’s inception date was May 1, 2006.

Where Information About the Underlying ETF Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the underlying ETF (including its fees and top ten holdings and weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlying ETF’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlying ETF From the Trust’s Publicly Available Information

This pricing supplement relates only to your Trigger PLUS and does not relate to the underlying ETF. We have derived all information about the underlying ETF in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlying ETF in connection with the offering of your Trigger PLUS. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlying ETF — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlying ETF could affect the value you will receive at maturity and, therefore, the market value of your Trigger PLUS.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying ETF.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlying ETF. As an investor in a Trigger PLUS, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a Trigger PLUS.

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

Historical Closing Prices of the Underlying ETF

The closing price of the underlying ETF has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying ETF has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlying ETF during any period shown below is not an indication that the underlying ETF is more or less likely to increase or decrease at any time during the life of your Trigger PLUS.

You should not take the historical closing prices of the underlying ETF as an indication of the future performance of the underlying ETF, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying ETF or the underlying ETF stocks will result in you receiving an amount greater than the outstanding principal amount of your Trigger PLUS on the stated maturity date, or that you will not lose a significant portion or all of your investment.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying ETF. Before investing in the offered Trigger PLUS, you should consult publicly available information to determine the prices of the underlying ETF between the date of this pricing supplement and the date of your purchase of the Trigger PLUS and, given the recent volatility described above, you should pay particular attention to recent prices of the underlying ETF. The actual performance of the underlying ETF over the life of the Trigger PLUS, as well as the payment at maturity, if any, may bear little relation to the historical closing prices of the underlying ETF shown below.

The table below shows the high, low and period end closing prices of the underlying ETF for each of the four calendar quarters in 2018, 2019, 2020, 2021, 2022 and 2023 (through October 20, 2023). We obtained the closing prices of the underlying ETF listed in the tables below from Bloomberg Financial Services, without independent verification.

Historical Quarterly High, Low and Period End Closing Prices of the Underlying ETF

	High	Low	Period End
2018
Quarter ended March 31	$46.25	$38.31	$39.49
Quarter ended June 30	$41.22	$37.27	$38.15
Quarter ended September 30	$40.09	$35.34	$35.34
Quarter ended December 31	$35.21	$28.55	$30.04
2019
Quarter ended March 31	$35.88	$30.08	$35.24
Quarter ended June 30	$39.22	$35.39	$38.22
Quarter ended September 30	$43.31	$37.87	$43.31
Quarter ended December 31	$45.89	$42.57	$44.42
2020
Quarter ended March 31	$50.40	$24.14	$28.93
Quarter ended June 30	$46.19	$25.75	$44.15
Quarter ended September 30	$56.77	$43.11	$56.65
Quarter ended December 31	$59.98	$51.98	$55.80
2021
Quarter ended March 31	$68.53	$54.60	$67.87
Quarter ended June 30	$77.09	$66.57	$69.22
Quarter ended September 30	$74.05	$66.08	$66.18
Quarter ended December 31	$83.04	$66.20	$82.92
2022
Quarter ended March 31	$81.62	$59.26	$59.26
Quarter ended June 30	$62.40	$49.13	$52.50

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

Quarter ended September 30	$62.95	$51.41	$52.04
Quarter ended December 31	$62.84	$50.75	$60.61
2023
Quarter ended March 31	$73.21	$61.44	$70.29
Quarter ended June 30	$85.44	$67.91	$85.44
Quarter ended September 30	$89.31	$77.76	$78.49
Quarter ending December 31 (through October 20, 2023)	$79.03	$72.34	$72.34

The graph below shows the daily historical closing prices of the underlying ETF from January 1, 2018 through October 20, 2023. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the price of most equity ETFs. We obtained the closing prices of the underlying ETF in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the iShares® U.S. Home Construction ETF

Closing Level
100
80
60
40
20
0
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

Supplemental Discussion of U.S. Federal Income Tax Consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of each Trigger PLUS for U.S. federal income tax purposes that will be required under the terms of each Trigger PLUS, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•
a dealer in securities or currencies;
•
a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•
a bank;
•
a life insurance company;
•
a regulated investment company;
•
an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
•
a tax exempt organization;
•
a partnership;
•
a person that owns a Trigger PLUS as a hedge or that is hedged against interest rate risks;
•
a person that owns a Trigger PLUS as part of a straddle or conversion transaction for tax purposes; or
•
a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how your Trigger PLUS should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your Trigger PLUS is uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the Trigger PLUS, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your Trigger PLUS as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a Trigger PLUS and you are:

•
a citizen or resident of the United States;
•
a domestic corporation;
•
an estate whose income is subject to U.S. federal income tax regardless of its source; or

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

•
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of your Trigger PLUS — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your Trigger PLUS for all tax purposes as pre-paid derivative contracts in respect of the underlying ETF. Except as otherwise stated below, the discussion herein assumes that your Trigger PLUS will be so treated.

Upon the sale, exchange or maturity of your Trigger PLUS, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your Trigger PLUS. Your tax basis in the Trigger PLUS will generally be equal to the amount that you paid for the Trigger PLUS. If you hold your Trigger PLUS for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your Trigger PLUS for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

In addition, there exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to your Trigger PLUS. If your Trigger PLUS were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange, or maturity of your Trigger PLUS would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the Trigger PLUS.

No statutory, judicial or administrative authority directly discusses how your Trigger PLUS should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the Trigger PLUS is uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your Trigger PLUS in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your Trigger PLUS should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your Trigger PLUS as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the Trigger PLUS and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your Trigger PLUS – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your Trigger PLUS prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange or maturity of your Trigger PLUS would be treated as ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your Trigger PLUS, and, thereafter, capital loss.

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases a Trigger PLUS at a price other than the adjusted issue price as determined for tax purposes.

It is also possible that your Trigger PLUS could be treated in the manner described above, except that any gain or loss that you recognize at maturity would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your Trigger PLUS for U.S. federal income tax purposes.

It is possible that the Internal Revenue Service could seek to characterize your Trigger PLUS in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your Trigger PLUS for U.S. federal income tax purposes.

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered Trigger PLUS, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Trigger PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating each Trigger PLUS for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your Trigger PLUS after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Trigger PLUS.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect a Trigger PLUS issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your Trigger PLUS.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your Trigger PLUS and, notwithstanding that we do not intend to treat your Trigger PLUS as debt for tax purposes, we intend to backup withhold on such payments with respect to your Trigger PLUS unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your Trigger PLUS.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of a Trigger PLUS and are, for U.S. federal income tax purposes:

• a nonresident alien individual;

• a foreign corporation; or

• an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a Trigger PLUS.

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your Trigger PLUS at maturity and, notwithstanding that we do not intend to treat each Trigger PLUS as debt for tax purposes, we intend to backup withhold on such payments with respect to your Trigger PLUS unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your Trigger PLUS should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your Trigger PLUS at maturity to be subject to withholding, even if you comply with certification requirements as to your foreign status.

As discussed above, alternative characterizations of each Trigger PLUS for U.S. federal income tax purposes are possible. Should an alternative characterization of each Trigger PLUS by reason of a change or clarification of the law, by regulation or otherwise, cause payments at maturity with respect to the Trigger PLUS to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of a Trigger PLUS should consult their tax advisors in this regard.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange or maturity of your Trigger PLUS, could be collected via withholding. If these regulations were to apply to your Trigger PLUS, we may be required to withhold such taxes if any U.S.-source dividends are paid on the underlying ETF during the term of the Trigger PLUS. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the Trigger PLUS in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2025, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your Trigger PLUS, your Trigger PLUS will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your Trigger PLUS for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the Trigger PLUS will generally be subject to the FATCA withholding rules.

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

Additional Information About the Trigger PLUS

This section is meant as a summary and should be read in conjunction with the section entitled “Supplemental Terms of the Notes” on page S-16 of the accompanying general terms supplement no. 8,999. This pricing supplement supersedes any conflicting provisions of the accompanying general terms supplement no. 8,999.

Please read this information in conjunction with the final terms on the front cover of this pricing supplement.

Additional Provisions:
Underlying ETF investment advisor:	BlackRock Fund Advisors
Denominations:	$1,000 and integral multiples of $1,000 in excess thereof
Interest:	None
Postponement of stated maturity date:	As described under "Supplemental Terms of the Notes — Stated Maturity Date” on page S-17 of the accompanying general terms supplement no. 8,999
Postponement of valuation date:	As described under “Supplemental Terms of the Notes — Determination Date” on page S-17 of the accompanying general terms supplement no. 8,999
Specified currency:	U.S. dollars (“$”)
Closing price of the underlying ETF:

As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Closing Level” on page S-38 of the accompanying general terms supplement no. 8,999, subject to anti-dilution adjustments as described under “Supplemental Terms of the Notes — Anti-dilution Adjustments for Exchange-Traded Funds” on page S-34 of the accompanying general terms supplement no. 8,999

Business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Business Day” on page S-37 of the accompanying general terms supplement no. 8,999
ETF business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Trading Day” on page S-38 of the accompanying general terms supplement no. 8,999
FDIC:	The Trigger PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank
Trustee:	The Bank of New York Mellon
Calculation agent:	GS&Co.
Use of proceeds and hedging:	As described under “Use of Proceeds” and “Hedging” on page S-43 of the accompanying general terms supplement no. 8,999
ERISA:	As described under “Employee Retirement Income Security Act” on page S‑44 of the accompanying general terms supplement no. 8,999

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

Supplemental plan of distribution; conflicts of interest:

As described under “Supplemental Plan of Distribution” on page S-51 of the accompanying general terms supplement no. 8,999 and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered Trigger PLUS specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the Trigger PLUS to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $30.00, or 3.00% of the principal amount, for each Trigger PLUS it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $5.00 of the selling concession, or 0.50% of the principal amount, for each Trigger PLUS as a structuring fee. The costs included in the original issue price of the Trigger PLUS will include a fee paid by GS&Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of Trigger PLUS within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of Trigger PLUS will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell Trigger PLUS in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We will deliver the Trigger PLUS against payment therefor in New York, New York on October 25, 2023. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Trigger PLUS on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the Trigger PLUS. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time.

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

About Your Trigger PLUS:

The Trigger PLUS are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp., and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

•
General terms supplement no. 8,999 dated February 13, 2023
•
Prospectus supplement dated February 13, 2023
•
Prospectus dated February 13, 2023

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your Trigger PLUS.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

October 2023

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Trigger Performance Leveraged Upside Securities~~SM~~

Principal at Risk Securities

Validity of the Trigger PLUS and Guarantee:

In the opinion of Sidley Austin LLP, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the Trigger PLUS offered by this pricing supplement have been executed and issued by GS Finance Corp., such Trigger PLUS have been authenticated by the trustee pursuant to the indenture, and such Trigger PLUS have been delivered against payment as contemplated herein, (a) such Trigger PLUS will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such Trigger PLUS will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee's authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 18, 2023, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 18, 2023.

October 2023

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the Trigger PLUS offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$3,891,000

GS Finance Corp.

Dual Directional Trigger PLUS Based on the Price of the iShares® U.S. Home Construction ETF due April 23, 2026

Principal at Risk Securities

Goldman Sachs & Co. LLC